UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SAFETY SHOT, INC.,

Plaintiff,

v.

CAPYBARA RESEARCH, IGOR APPELBOOM, and ACCRETIVE CAPITAL LLC d/b/a BENZINGA,

Defendants.

CIVIL ACTION NO. 1:23-cv-10728-JSR

NOTICE OF MOTION

PLEASE TAKE NOTICE that, upon the annexed Declaration of Jarrett Boon, dated March 6, 2024, the Declaration of Joseph F. Rose, Esq., dated March 6, 2024, and the accompanying Memorandum of Law, dated March 6, 2024, and the exhibits annexed thereto, Plaintiff Safety Shot, Inc. ("Plaintiff"), by its undersigned attorneys, will move this Court before the Honorable Jed S. Rakoff, United States District Court Judge for the Southern District of New York, at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, NY 10007, Courtroom 14B, on March 15, 2024, for an order granting Plaintiff's *Ex Parte* Motion for Default Judgment against Defendants Capybara Research, Igor Appelboom, and Accretive Capital LLC d/b/a Benzinga pursuant to Fed. R. Civ. P. 55(b)(2).

PLEASE TAKE FURTHER NOTICE that, pursuant to this Court's February 28, 2024 order, this motion shall be heard on Friday, March 15, 2024 at 9:00 AM in Courtroom 14B at the Daniel Patrick Moynihan Courthouse, 500 Pearl Street, New York, New York 10007.

Dated: March 6, 2024
Jericho, New York

Respectfully Submitted,

THE BASILE LAW FIRM P.C.

/s/ Joseph F. Rose
Joseph F. Rose, Esq.
Waleed Amer, Esq.
Eric J. Benzenberg, Esq.
390 N. Broadway, Suite 140
Jericho, New York 11753
Tel.: (516) 455-1500
Fax: (631) 498-0478
Email: joe@thebasilelawfirm.com
waleed@thebasilelawfirm.com
eric@thebasilelawfirm.com

Attorneys for Plaintiff Safety Shot, Inc.